[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.5

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of the Closing Date (the “Effective Date”), by and between Fujitsu Semiconductor Limited, a Japanese corporation (the “Seller”), and Spansion LLC, a Delaware limited liability company (for purposes of this Agreement, the “Buyer”). The Seller and the Buyer are referred to herein collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, the Seller, the Buyer and Nihon Spansion Limited, a Japanese corporation, have entered into a Stock Purchase Agreement, dated as of April 30, 2013 (the “Stock Purchase Agreement”);

WHEREAS, to help facilitate, for a limited period of time following the Closing Date, the Buyer’s operation of the AM Business as it was operated immediately prior to the Effective Date, the Seller has agreed to provide or cause to be provided to the Buyer and certain of the Buyer Parties certain services for the periods of time and on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENT

1.     DEFINITIONS; INTERPRETATION.

1.1     Terms Defined in this Agreement. The following terms when used in this Agreement shall have the following definitions. Capitalized terms that are used in this Agreement but not defined herein shall have the meanings set forth in the Stock Purchase Agreement:

1.1.1     “Additional Services” has the meaning provided in Section 2.6.

1.1.2     “Change” has the meaning provided in Section 2.7.

1.1.3     “Invoice” has the meaning provided in Section 3.2.

1.1.4     “Project Manager” has the meaning provided in Section 2.8.

1.1.5     “Service” has the meaning provided in Section 2.1.

1.1.6     “Service Provider” has the meaning provided in Section 2.4.

1.1.7     “Service Recipient” has the meaning provided in Section 2.5.

1.1.8     “Services Schedule” has the meaning in Section 2.1.

1.2     Interpretation.

1.2.1     Certain Terms. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limited and means “including without limitation.”

1.2.2     Section References; Titles and Subtitles. Unless otherwise noted, all references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement. The titles, captions and headings of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

1.2.3     Reference to Entities, Agreements, Statutes. Unless otherwise expressly provided herein, (a) references to an entity include its successors and permitted assigns, (b) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto or supplements thereof and (c) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

2.     Provision of Services.

2.1     Services. On the terms and subject to the conditions set forth in this Agreement, during the Term, the Seller shall provide or cause to be provided to the Service Recipients (as defined below) those services specified in the Statements of Work attached hereto as Schedule A (collectively, the “Services” and, individually, a “Service”, and such Statements of Work, collectively, the “Services Schedules” and individually, a “Services Schedule”).

2.2     Standard of the Provision of Services. Each Service Provider (as defined below) shall provide the Services in accordance with the specifications or other standards set forth in the applicable Services Schedule. Without limiting the foregoing, the Seller shall provide or cause to be provided the respective Services, in a manner and at a level of timeliness, quality and standard of care that is consistent in all material aspects, with the level, manner, timeliness, quality and standard of care at which such Services were performed by on its own behalf or provided to the Seller immediately prior to the Effective Date.

2.3     Limitations. Notwithstanding anything in this Agreement to the contrary: (a) the Services shall be received and used solely by the Service Recipients and solely for the purpose of assisting in the orderly transition of the AM Business from the Seller Parties to the Buyer and the Buyer’s Affiliates at the respective service locations specified for such Services in the Services Schedules; and (b) the Seller shall only be required to provide or cause to be provided each Service to the Service Recipient(s) and at the service location(s) identified in the Services Schedule for such Service, and in no event shall the Seller be required to provide or cause to be provided Services to any Service Recipient except to the extent, or at any service locations other than those at which, such Services were being performed immediately prior to the Effective Date. Notwithstanding anything to the contrary in the Services Schedules, the Buyer acknowledges and agrees that the Seller shall not be required to provide or cause to be provided any legal, regulatory, compliance, strategy, sales, tax or insurance-related services to the Buyer or any Service Recipient.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.4     Service Providers. The Seller may provide any or all of the Services through any Service Provider. For purposes of this Agreement, “Service Provider” means, with respect to any such Service, the Subsidiary of the Seller designated in the Services Schedule or reasonably designated by the Seller for such Service. Where a Subsidiary of the Seller is the Service Provider, the Seller shall: (a) supervise the performance of such Service Provider to ensure that the Service Provider complies with the obligations that apply to Service Providers under this Agreement, (b) impose on such Service Provider the same service standards and confidentiality obligations that apply to the Seller under this Agreement; and (c) remain fully responsible for the complete performance of such Service by such Service Provider in accordance with the terms and conditions of this Agreement.

2.5     Service Recipients. Each Service Provider shall provide the relevant Services to the Service Recipient. For purposes of this Agreement, “Service Recipient” means, with respect to any such Service, the Buyer or the Affiliate of the Buyer designated in the Services Schedule or reasonably designated by the Buyer to receive such Service. Where an Affiliate of the Buyer is the Service Recipient, the Buyer shall: (a)  supervise the performance of such Service Recipient to ensure that the Service Recipient complies with the obligations that apply to Service Recipients under this Agreement, (b) impose on such Service Recipient the same confidentiality obligations that apply to the Buyer under this Agreement; and (c) remain fully responsible for the complete performance of the Buyer’s obligations under this Agreement, including the payment of any fees invoiced to a Service Recipient pursuant to Section 3.5. In providing Services under this Agreement, each Service Provider shall be entitled to rely upon and shall comply with the instructions, communications and other acts of the respective Service Recipient to the extent the same are consistent with the provisions of this Agreement.

2.6     Additional Services. If the Buyer wishes the Seller to perform any additional service during the Term that is related to but not already included in the Services and which is reasonably necessary for a smooth transition without disruption of the AM Business or to facilitate the Buyer’s operation of the AM Business in all material respects as it was operated immediately prior to the Effective Date (each, an “Additional Service”), then the Buyer may notify the Seller thereof, which notice shall include reasonable details relating to such request. Following receipt of such notice, the Parties shall discuss in good faith whether to add such potential Additional Service and, if they agree to add the Additional Service, they shall also decide mutually agreeable terms (including but not limited to the price of such Additional Service) for the Seller to provide such potential Additional Service to Buyer (provided, however, that the Seller shall not in any event be required to upgrade or expand, or cause to be upgraded or expanded, any infrastructure, processes, facilities or systems to provide such Additional Service). Upon mutual written agreement by the Parties, the Services Schedules shall be revised to reflect their agreement.

2.7     Changes to Services. If either Party wishes to supplement, modify, substitute or otherwise alter any Service in a manner that is not otherwise expressly contemplated by this Agreement (“Change”), then such Party shall notify the other Party thereof, which notice shall include reasonable details relating to such request or determination, as the case may be, and any projected impact on applicable Fees. Following receipt of such notice, the Parties shall discuss such potential Service Change in good faith, and the Parties may, upon mutual written agreement (which either Party may withhold in its sole discretion), amend the Services Schedules in writing to reflect such Change and any corresponding changes to the Fees. Neither Party nor any Service Provider may make any Change until the Parties have mutually agreed upon such changes in writing in accordance with this Section 2.7.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.8     Project Managers. Promptly after signing this Agreement, the Parties will designate and notify the other of each Party’s project manager (“Project Manager”), who has been designated by such Party to report and discuss issues with respect to the provision of the Services. The Parties’ Project Managers shall discuss the performance of the Services as often as reasonably necessary to help ensure the orderly provision of the Services in accordance with this Agreement and, subject to the terms and conditions of this Agreement, shall have authority to address and remedy problems related to the provision of the Services. Each Party shall promptly designate its successor Project Manager in the event that its designated Project Manager is for any reason incapable of performing his or her role under this Agreement.

3.     Payment.

3.1     Fees. The fees charged by each Service Provider for the Services provided by such Service Provider under this Agreement (the “Fees”) shall be agreed upon in advance by the Parties and set forth in the applicable Services Schedule.

3.2     [*]. The Parties’ categorize the Fees as either (a) “one time” or “onetime” fees or (b) “monthly” fees. The Parties forecast that the total amount of the monthly Fees [*] will be[*] per month [*]. Similarly, the Parties forecast that the total amount of onetime or one time Fees [*] will be [*] for the Services provided thereunder prior to or during the Term (assuming that the Term expires [*] after the Effective Date). [*]

3.3     Reimbursement. The Fees shall also include, and the Buyer shall cause the respective Service Recipients to reimburse the respective Service Providers for, all [*].

3.4     Payment by Service Recipient. The Buyer shall cause each Service Recipient to pay to the Service Providers which provide Services to such Service Recipient the Fees applicable to such Services in accordance with the terms and conditions of this Agreement. Notwithstanding the foregoing, a Service Recipient shall not be responsible for any Fees for Services that have been terminated or discontinued (except with respect to Fees incurred up to the effective date of such termination or discontinuation).

3.5     Invoices. Following the end of each calendar month, the Seller shall cause each Service Provider to deliver to the respective Service Recipient an invoice (“Invoice”) for all Fees owed by such Service Recipient in connection with the Services provided to such Service Recipient for such month. The Buyer shall cause each such Service Recipient to pay such Fees, in the currency agreed upon by the Parties in advance, within [*] of the date of such invoice by wire transfer of immediately available funds in accordance with written payment instructions to be provided by the Service Provider to such Service Recipient. Each such Invoice shall be accompanied by commercially reasonable documentation of the Services provided and the Fees payable. If any Service Recipient fails to make any Fee payment on or before the required payment date, such Service Recipient (and the Buyer) shall be liable for interest on such payment at the rate of [*] per annum or the maximum amount allowed by Applicable Law, whichever is less.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.6     Taxes. If the provision or receipt of Services or the relationship created between the Parties (and the respective Service Providers and Service Recipients) under this Agreement gives rise to any Tax, other than a Tax based on the Seller’s (or the respective Service Provider’s) income, then such Tax shall be the responsibility of the Buyer (and the respective Service Recipient), and the Buyer shall not, and shall cause the Service Recipients not to, withhold any such Tax from Fees otherwise payable hereunder.

4.     Term and Termination.

4.1     Term and Services Period. Subject to the remaining terms of this Section 4, the term of this Agreement and the provision of the Services shall commence on the Effective Date and shall continue until the eighteen (18) month anniversary of the Effective Date (such period, the “Term”); provided, however, that, where the Services Schedules indicate an earlier completion, expiration or termination date for a particular Service or set of Services, the Seller shall no longer be obligated to provide or cause to be provided such Service or set of Services after such earlier date.

4.2     Termination of Services.

4.2.1     The Buyer may terminate any Service, in whole or in part, by providing the longer of (i) the requisite prior written notice specified in the Services Schedule for such Service or (ii) in the absence of any such specification in the Services Schedule, upon at least [*] prior written notice, to the Seller, which termination shall become effective at the end of such prior notice period. Certain Services Schedules may list [*] if specified and agreed upon by the Parties in such Services Schedule.

4.2.2     Upon the effective date of such termination, the Seller shall thereafter no longer be obligated to provide or cause to be provided such Service and the Buyer (and the respective Service Recipient) shall thereafter no longer be obligated to pay for such Service (except with respect to Fees incurred up to such effective date). Upon termination of a Service in accordance with this Section 4.2, the respective Services Schedule shall be deemed to have been amended to reflect such termination.

4.3     Termination. This Agreement may be terminated by either Party prior to the end of the Term: (a) in the event of a material breach of this Agreement by the other Party that is not cured within [*] after receipt from such other Party of written notice of such breach; or (b) upon written notice to the other Party if the other Party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or ceases doing business or liquidates, voluntarily or otherwise.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.4     Effect of Expiration or Termination. Upon expiration or termination of this Agreement, the Seller shall no longer be obligated to provide or cause to be provided any Services and, except with respect to Fees incurred up to the date of such termination, the Buyer (and the Service Recipients) shall no longer be obligated to pay for any Services. Additionally, upon any expiration or termination of this Agreement, if requested by the other Party, each Party will promptly return any property and materials belonging to the other Party (or its Affiliates), except to the extent such Party continues to be permitted to use such property or materials in accordance with the IP Assignment Agreement or IP License Agreement. Sections 3 (Payment), 7 (Required Consents), 9 (Representations and Warranties; Limitation of Liability), 10 (Confidentiality) (in accordance with its terms), 11 (Succession and Assignment), 12 (Force Majeure), 14 (Export Laws and Regulations) and 15 (Miscellaneous Terms), Section  (Responsibility), and this Section 4 (Term and Termination) shall survive any expiration or termination of this Agreement. No expiration or termination of this Agreement shall relieve either Party for any liability for any breach of this Agreement or other liability accruing under this Agreement prior to the effective date of such expiration or termination.

5.     Cooperation and Facilities.

5.1     Cooperation. The Parties shall cooperate in good faith in connection with the provision and receipt of the Services and the matters arising hereunder. Without limiting the foregoing, the Buyer shall use reasonable efforts, and shall cause each Service Recipient to use reasonable efforts to, (a) cause its respective employees who are experienced in the functions for which the Seller will be performing Services to cooperate with the Seller in the performance and receipt of Services during the Term, and (b) provide the Seller with such information and instructions, and such access to its and its vendors’, and the Service Recipients’ and their vendors’, premises, facilities, equipment, office services, hardware, software and networks, and sufficiently qualified and authorized personnel, in each case, as are either set forth in the Services Schedules or reasonably requested by the Seller in order to provide the Services in accordance with this Agreement.

5.2     Facilities: Access by Seller. To the extent that any Services, or the Seller’s or any Service Provider’s provision or the Buyer’s or a Service Recipient's receipt thereof, require the Seller, any Service Provider, or any of its or their respective employees, agents or other personnel to access any premises or facilities of the Buyer or any Service Recipient, it shall comply with all applicable access, security and use policies of the Buyer or Service Recipient, as applicable, made available to the Seller or such Service Provider (as applicable), as they may be amended from time to time. While visiting such facility, the visiting Party’s employees shall at all times fully comply with the rules and regulations of the Buyer or Service Recipient, as applicable, made available to such Party, as well as with all reasonable instructions that may be issued by employees or personnel of the Buyer or Service Recipient, as applicable. The Seller shall, at its own expense, indemnify and hold harmless the Buyer and Service Recipients and their respective employees from and against any and all direct loss or damage (including loss or damage to property, personal health or life) caused by the Seller’s or Service Providers’ employees during any such visit.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.3     Facilities: Access by Buyer. To the extent that any Services, or the Seller’s or any Service Provider’s provision or the Buyer’s or a Service Recipient's receipt thereof, require the Buyer, any Service Recipient, or any of its or their respective employees, agents or other personnel to access any premises or facilities of the Seller or any Service Provider, it shall comply with all applicable access, security and use policies of the Seller or Service Provider, as applicable, made available to the Buyer or such Service Recipient (as applicable), as they may be amended from time to time. While visiting such facility, the visiting Party’s employees shall at all times fully comply with the rules and regulations of the Seller or Service Provider, as applicable, made available to such Party, as well as with all reasonable instructions that may be issued by employees or personnel of the Seller or Service Provider, as applicable. The Buyer and Service Recipients shall jointly and severally, at their own expense, indemnify and hold harmless the Seller and Service Providers and their respective employees from and against any and all direct loss or damage (including loss or damage to property, personal health or life) caused by the Buyer’s or Service Recipients’ employees during any such visit.

5.4     Responsibility. The Buyer acknowledges that its and the Service Recipients’ timely provision of (a) the cooperation described in this Section 5 and (b) reasonable access to their respective premises, facilities, information and equipment are essential to the performance of the Services. Neither the Seller nor any Service Provider shall be liable for any deficiency, default or delay in performing Services that results from the Buyer’s or any Service Recipient’s failure to comply with this Section 5. If any Service Recipient or personnel of a Service Recipient takes or omits to take any action that would constitute a breach of this Agreement if such Service Recipient or personnel were the Buyer, then the Buyer shall be deemed to be in breach of this Agreement as if such action were or were not taken by the Buyer.

6.     Access

6.1     Access to Systems. To the extent that any Services require or enable either Party (including (a) for the Buyer, any Service Recipient, and for the Seller, any Service Provider, and (b) any of its or their respective employees, agents or other personnel) (“Accessing Party”) to access any equipment, hardware, software or networks (“Receiving Party Systems”) of or controlled by the other Party (including any of its or their respective Affiliates (and including, for the Buyer, any Service Recipient, and for the Seller, any Service Provider), or its or their respective providers or designees) (“Receiving Party”), the Accessing Party shall, and shall cause its employees, agents or other personnel to limit such access as strictly necessary to provide such Services hereunder. The Accessing Party shall, and shall cause such employees, agents and other personnel to comply with all security, access and other terms, conditions, standards, policies and procedures concerning the access or use of any of the Receiving Party Systems, including applicable vendor license and services agreements. All user identification numbers and passwords disclosed to or used by an Accessing Party or its employees, agents and other personnel for purposes of such access shall be deemed to be the Receiving Party’s Confidential Information. The Accessing Party shall not, and shall cause its employees, agents and other personnel not to, permit or enable any of the Services or the Receiving Party Systems to be accessed or used by any Person not expressly contemplated by this Agreement, and the Accessing Party shall, and shall cause its employees, agents and other personnel to, cooperate with the Receiving Party or any of its respective Affiliates in investigating any apparent unauthorized access to any of the Receiving Party Systems, including unauthorized access by the Accessing Party or its employees, agents or other personnel or due to their respective acts or omissions. Notwithstanding any other provision to the contrary, the Receiving Party shall be entitled to approve, restrict or terminate access to any of the Receiving Party Systems by any Person, at any time and in its sole discretion. The Parties may set forth further terms and conditions governing access to and use of any of the Receiving Party Systems by the Accessing Party or its employees, agents or other personnel in the Services Schedules.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.     Required Consents.

The Parties shall each cooperate with the other and use (and, where necessary for the provision of Services, shall cause their respective Affiliates to use) their respective reasonable efforts to promptly obtain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party necessary or proper to perform the Services (the “Required Consents”). If a Party (or its Affiliate) incurs or is likely to incur a cost to obtain a Required Consent, and such cost is not addressed in a Services Schedule, then the Parties will discuss in good faith as to how the cost should be handled.

8.     intellectual property RIGHTS

8.1     The Parties confirm that their respective rights and obligations with respect to any Intellectual Property Rights and Technology (each as defined in the Stock Purchase Agreement) under or in connection with this Agreement are governed by the provisions set forth in the IP License Agreement.

9.     Representations and Warranties; Limitation of Liability.

9.1     Representations and Warranties. Each Party represents and warrants to the other Party that this Agreement is binding on and enforceable against such Party in accordance with its terms. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR UNDER ANY OTHER ANCILLARY DOCUMENT, EACH PARTY HEREBY DISCLAIMS, ALL OTHER WARRANTIES, REPRESENTATIONS AND CONDITIONS OF ANY KIND (INCLUDING WITH RESPECT TO ANY INFORMATION, WORK PRODUCT, MATERIALS, PRODUCTS AND SERVICES PROVIDED BY OR ON BEHALF OF THE SELLER (OR ANY APPLICABLE SERVICE PROVIDER) UNDER OR IN CONNECTION WITH THIS AGREEMENT), WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NONINFRINGEMENT, ANY WARRANTIES THAT MAY ARISE FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE, AND ANY WARRANTIES THAT ERRORS, FAILURES, OR DEFECTS IN THE SERVICES OR WORK PRODUCT WILL BE CORRECTED OR THAT ACCESS TO OR USE OF THE SERVICES OR WORK PRODUCT WILL BE UNINTERRUPTED, ERROR-FREE OR SECURE.

9.2     Limitation of Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT WITH RESPECT TO LIABILITY OF A PARTY ARISING UNDER SECTION  (CONFIDENTIALITY), IN NO EVENT SHALL (A) EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE FOR ANY LOSS OF PROFITS, REVENUES OR GOODWILL OR OTHER LOSS RESULTING FROM INTERRUPTION OF BUSINESS, LOSS OF OR LOSE OF US DATA, OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER THEORY OF LIABILITY, EVEN IF SUCH PARTY, ITS AFFILIATES OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, (B) THE ENTIRE CUMULATIVE LIABILITY OF EITHER PARTY (INCLUDING ITS AFFILIATES AND ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS) UNDER THIS AGREEMENT WITH RESPECT TO ANY GIVEN SERVICE EXCEED THE GREATER OF THE TOTAL FEES PAID OR PAYABLE BY THE BUYER (OR THE RELEVANT SERVICE RECIPIENT) FOR SUCH SERVICE UNDER THIS AGREEMENT DURING THE TWELVE (12)-MONTH PERIOD PRIOR TO THE DATE OF THE EVENT GIVING RISE TO THE CLAIM UPON WHICH THE APPLICABLE LIABILITY IS BASED, OR $10 million. Each Party has a duty to mitigate the damages that would otherwise be recoverable from the other Party pursuant to this Agreement by taking appropriate and reasonable actions to reduce or limit the amount of any such damages.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.     Confidentiality.

10.1     Obligation to Protect Confidential Information. Each Party (the “Receiving Party”) shall use the same standard of care to prevent the public disclosure and dissemination of the Confidential Information of the other Party (the “Disclosing Party”) as the Receiving Party uses to protect its own comparable Confidential Information, and in no event less than a reasonable degree of care. For purposes of this Agreement, “Confidential Information” means confidential, non-public marking plans, product plans, business strategies, financial information, forecasts, technical documents and information and any similar confidential, non-public materials or information, regarding such Party, its Affiliates, and their respective representatives, disclosed by the Disclosing Party to the Receiving Party under or in connection with this Agreement, in each case (A) to the extent expressly marked in writing as “Confidential,” or, if disclosed orally, identified as confidential at the time of disclosure and set forth or summarized in a written document expressly marked as “Confidential” delivered to the Receiving Party no later than thirty (30) days after the date of the initial oral disclosure thereof, or (B) that would reasonably be deemed in the context of its disclosure to be confidential or proprietary. The Receiving Party shall (a) limit the disclosure of the Disclosing Party’s Confidential Information to those of its employees, officers, directors and agents, and (i) with respect to the Seller as the Receiving Party, its Affiliates (including the Service Providers), licensors and contractors and (ii) with respect to the Buyer as the Receiving Party, the Service Recipients, on a need-to-know basis for the purpose of fulfilling the Receiving Party’s (or, as the case may be, the Service Providers’ or the Service Recipients’) obligations or exercising the Receiving Party’s rights under this Agreement, (b) take all reasonable steps to ensure that any of the Disclosing Party’s Confidential Information that is so disclosed is treated as confidential by such recipients, and (c) require such recipients to agree to confidentiality obligations no less protective of the Confidential Information than those imposed under this Agreement. Except as otherwise expressly provided herein or under any other Ancillary Document, each Party is and shall remain the sole owner of all right, title and interest in and to its respective Confidential Information.

10.2     Public Announcements. Neither Party shall issue any press release or other public announcement with respect to this Agreement without the prior consultation and written consent of the other Party, except (a) to the extent otherwise required or expressly permitted pursuant to a separate written agreement to which such Party is a party, or (b) as may be required by Applicable Law, in which case such Party shall consult with the other Party regarding the contents of such disclosure to the extent practicable before issuing such press release or other announcement. The Seller shall cause the Service Providers, and the Buyer shall cause the Service Recipients, to comply with this Section 10.2.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.3     Permitted Disclosures. The provisions of this Section 10 shall not apply to any Confidential Information that: (a) is or becomes commonly known within the public domain other than by breach of this Agreement or any other agreement that the Disclosing Party has with any Person; (b) is obtained from a Third Party who is lawfully authorized to disclose such information free from any obligation of confidentiality; (c) is independently developed without use of or reference to any Confidential Information of the Disclosing Party; (d) is known to the Receiving Party (or the applicable Service Provider or the applicable Service Recipient) without any obligation of confidentiality prior to its receipt from the Disclosing Party (or in the case of any Service Provider or Service Recipient, prior to its receipt from the Seller or the Buyer, as the case may be); or (e) was previously disclosed by the Disclosing Party to the Receiving Party (or the applicable Service Provider or the applicable Service Recipient) under no duty of confidentiality.

10.4     Disclosure in Compliance With Applicable Law. Nothing in this Section 10 shall prevent the Receiving Party (or the applicable Service Provider or Service Recipient) from disclosing Confidential Information where it is required to be disclosed by judicial, administrative, governmental, or regulatory process in connection with any action, suit, proceeding or claim, or otherwise by Applicable Law; provided, however, that, to the extent legally permitted, the Receiving Party shall, and shall cause the applicable Service Provider or Service Recipient to, give the Disclosing Party prior reasonable notice as soon as possible of such required disclosure so as to enable the Disclosing Party to seek relief from such disclosure requirement or measures to protect the confidentiality of the disclosure.

10.5     Intellectual Property. Notwithstanding the remainder of this Section 10, to the extent any information or materials disclosed by either Party to the other Party under this Agreement constitutes Assigned Technology (as defined in the IP Assignment Agreement) or Retained Technology (as defined in the IP License Agreement), the Parties’ respective obligations with respect to the use and disclosure of such information or materials shall be governed by the confidentiality provisions set forth in the IP License Agreement (and not this Agreement), and the confidentiality provisions set forth in this Agreement (including this Section) shall not govern the use or disclosure of such information or materials.

10.6     Survival. The obligations of each Party under this Section 10 shall survive for three (3) years following the expiration or termination of this Agreement.

11.     Succession and Assignment.

Neither this Agreement nor any rights, interests or obligations hereunder may be assigned, delegated or otherwise transferred by either Party (whether voluntarily or involuntarily and whether by merger, transfer of assets, operation of Applicable Law or otherwise), without the other Party’s express prior written approval. Any attempt to assign or transfer this Agreement in violation of this Section 11 shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.     Force Majeure.

Neither Party shall be liable for failure to perform (including by any Service Provider or Service Recipient), in whole or in part, its obligations under this Agreement if such failure is caused by any event or condition not reasonably within the control of the affected Party, including, without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, acts of governmental authorities, riots, insurrections, or any other cause beyond the reasonable control of a Party (such event or condition, a “Force Majeure Event”); provided that the affected Party promptly notifies the other Party of the occurrence of the Force Majeure Event and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

13.     Notices.

All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given (a) upon receipt if delivered personally, (b) upon confirmation if telecopied or (c) on the first Business Day following dispatch if sent by a nationally-recognized overnight courier service; provided, however, that, if delivered on a date that is not a Business Day or after 5:00 p.m. on a Business Day, such notice, request, demand, claim or other communication shall be deemed delivered on the next succeeding Business Day; provided, further, that such notice, request, demand, claim or other communication is delivered to the applicable Party at such Party’s address or facsimile number as set forth below.

If to the Buyer or any Service Recipient, addressed to it at:

Spansion LLC
915 DeGuigne Drive,
Sunnyvale, CA 94085
United States

Fax: [*]

Attention: General Counsel

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

With a copy to (which shall not constitute notice):

Latham & Watkins LLP
140 Scott Drive,
Menlo Park, CA 9402

United States
Fax: 1-650-463-2600
Attention: Tad J. Freese, Esq.

If to the Seller or any Service Provider, addressed to it at:

Fujitsu Semiconductor Limited
Nomura Shin-Yokohama Building
2-10-23 Shinyokohama
Kohoku-ku, Yokohama 222-0033
Japan
Fax: [*]

Attention: [*]

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP
Shin-Marunouchi Building, 29th Floor
5-1, Marunouchi 1-Chome
Chiyoda-ku, Tokyo 100-6529
Japan
Fax: 011-81-3-3214-6512
Attention: Jay Ponazecki, Esq.

Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

14.     Export Laws and Regulations.

The rights and obligations of the Parties under this Agreement shall be subject in all respects to applicable export control regulations of the applicable jurisdictions.

15.     Miscellaneous Terms.

15.1     No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns

15.2     Entire Agreement. This Agreement (including any appendices, exhibits and schedules attached hereto), the Stock Purchase Agreement and other Ancillary Documents (including any appendices, exhibits and schedules attached thereto), and the other documents referred to herein constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent that they relate in any way to the subject matter hereof.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.3     Schedules. The Schedules and their respective attachments (if any) are incorporated herein by reference and made a part hereof.

15.4     Counterparts and Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic signature by any Party to the other Party and the receiving Party may rely on the receipt of such document so executed and delivered by facsimile or other electronic method as if the original had been received.

15.5     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the Japan.

15.6     Dispute Resolution. Any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof shall be resolved in accordance with Section 11.10 (Arbitration) of the Stock Purchase Agreement.

15.7     Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

15.8     Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

15.9     Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

15.10     Cumulative Remedies. Except as otherwise expressly set forth in this Agreement, all rights and remedies of the Parties under this Agreement shall be cumulative and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement, at law, in equity or otherwise.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Signatures on Following Page(s)]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

FUJITSU SEMICONDUCTOR LIMITED:

By:	/s/ Kagemasa Magaribuchi
Name:	Kagemasa Magaribuchi
Title:	Member of the Board and Corporate
Senior Vice President & President,
Corporate Management Unit

[Signature Page to Transition Services Agreement]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SPANSION LLC:

By:	/s/ Randy W. Furr
Name:	Randy W. Furr
Title:	Corporate Executive Vice President
and Chief Financial Officer

[Signature Page to Transition Services Agreement]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

Services Schedules

At the time of execution of this Agreement, the below Schedules are attached to this Agreement. The Parties may by mutual agreement in writing add, delete or amend any Schedule.

[*]

Sch. A

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

to Transition Services Agreement

Services Schedule 1

[*][11 PAGES REDACTED]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

to Transition Services Agreement

Services Schedule 2

[*][4 PAGES REDACTED]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

to Transition Services Agreement

Services Schedule 3

[*][46 PAGES REDACTED]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

to Transition Services Agreement

Services Schedule 4

[*][18 PAGES REDACTED]

1

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

to Transition Services Agreement

Services Schedule 5

[*][11 PAGES REDACTED]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.